Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of American CareSource Holdings, Inc. (the “Company”), certifies that:

(1)

the Quarterly Report on Form 10-QSB of the Company for the three month period ended March 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 9, 2006	/s/ Wayne A. Schellhammer

Wayne A. Schellhammer Chief Executive Officer

Dated: May 9, 2006	/s/ David S. Boone

David S. Boone Chief Operating Officer and Chief Financial Officer

Dated: May 9, 2006	/s/ Steve M. Phillips

Steven M. Phillips Controller and Principal Accounting Officer

          This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

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